Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)*

In connection with the Annual Report of SemGroup Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, Kevin L. Foxx, President and Chief Executive Officer of SemGroup Energy Partners G.P., L.L.C., and Alex G. Stallings, Chief Financial Officer and Secretary of SemGroup Energy Partners G.P., L.L.C., certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ Kevin L. Foxx
Kevin L. Foxx
President and Chief Executive Officer of
SemGroup Energy Partners G.P., LLC,
general partner of SemGroup Energy Partners, L.P.

July 2, 2009

/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary of
SemGroup Energy Partners G.P., LLC,
general partner of SemGroup Energy Partners, L.P.

July 2, 2009

*A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report.